STANDISH, AYER & WOOD INVESTMENT TRUST

                    FORM OF ADMINISTRATIVE SERVICES AGREEMENT


         AGREEMENT made this 21st day of March, 1996, between Standish, Ayer & Wood Investment Trust, a Massachusetts business trust (the "Trust"), on behalf of each of the Funds listed on Exhibit A hereto (collectively, the "Funds"), and Standish, Ayer & Wood, Inc. (the "Administrator").

         1. Duties of the Administrator. The Trust hereby employs the Administrator to act as administrator of the Funds and to administer their affairs, subject to the supervision of the Board of Trustees of the Trust, for the period and on the terms set forth in this Agreement.

         The Administrator hereby accepts such employment, and undertakes to afford to the Trust and its Board of Trustees the advice and assistance of the Administrator's organization in the administration of the Funds and to furnish for the use of the Funds office space and all necessary office facilities, equipment and personnel for administering the affairs of the Funds and to pay the portion allocable to the Funds of the salaries and fees of all officers and Trustees of the Trust who are members of the Administrator's organization and the salaries and fees of all personnel of the Administrator performing services relating to administrative activities. The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

         Notwithstanding the foregoing, the Administrator shall not be deemed to have assumed any duties hereunder with respect to, and shall not, by the execution of this Agreement, be responsible for, the management of the Funds' assets or the rendering of investment advice and supervision with respect thereto or the distribution of shares of the Funds, nor shall the Administrator be deemed to have assumed hereunder or have any responsibility hereunder with respect to functions specifically assumed by any transfer agent, custodian, or shareholder servicing agent of the Trust or the Funds. It is intended that the assets of the Funds will be invested in corresponding portfolios (the "Portfolios") of Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"), each Portfolio having substantially the same investment objective, policies and restrictions as the applicable Fund. It is duly recognized that Standish, Ayer & Wood, Inc. or its affiliate, Standish International Management Company, L.P., acts as the investment adviser to each Portfolio under Investment Advisory Agreements, dated March 29, 1996. As part of its duties hereunder, however, the Administrator shall obtain from the Portfolios and compile such information about the Portfolios as requested from time to time by the Trust's Board of Trustees.






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         2. Allocation of Charges and Expenses.  The Administrator  will pay all costs it incurs in connection with the performance of its duties under Section 1 of this Agreement. The Administrator will pay the compensation and expenses of all of its personnel and will make available, without expense to the Trust, the services of such of its directors, officers and employees as may duly be elected officers or Trustees of the Trust, subject to their individual consent to serve and to any limitations imposed by law. The Administrator will not be required to pay any expenses of the Trust other than those specifically allocated to the Administrator in this Section 2. In particular, but without limiting the generality of the foregoing, the Administrator will not be required to pay: (i) fees and expenses of any investment adviser of the Trust; (ii) organization expenses  of the  Trust;  (iii)  fees  and  expenses  incurred  by the  Trust in
connection   with   membership  in  investment   company   organizations;   (iv)
commissions, fees and other expenses connected with the acquisition, disposition and valuation of securities and other investments; (v) payment for portfolio pricing services to a pricing agent, if any; (vi) legal, accounting or auditing expenses; (vii) interest, insurance premiums, taxes or governmental fees; (viii) the fees and expenses of the transfer agent of the Trust; (ix) the cost of
preparing  stock  certificates  or  any  other  expenses,   including,   without
limitation, clerical expenses of issue, redemption or repurchase of shares of the Trust; (x) the expenses of and fees for registering or qualifying shares of the Trust for sale and of maintaining the registration of the Trust and registering the Trust as a broker or a dealer; (xi) the fees and expenses of Trustees of the Trust who are not affiliated with the Administrator; (xii) the cost of preparing and distributing reports and notices to shareholders, the Securities and Exchange Commission and other regulatory authorities; (xiii) the fees or disbursements of custodians of the Trust's assets, including expenses incurred in the performance of any obligations enumerated by the Declaration of Trust or By-Laws of the Trust insofar as they govern agreements with any such custodian; (xiv) costs in connection with annual or special meetings of shareholders, including proxy material preparation, printing and mailing; (xv) any direct charges to shareholders approved by the Board of Trustees of the Trust; (xvi) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business; or (xvii) costs, including brokerage commissions and transfer taxes, in connection with the purchase and sale of portfolio securities. The Administrator shall not be required to pay expenses of activities which are primarily intended to result in sales of shares of the Trust.




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         3.  Compensation of  Administrator.  The Board of Trustees of the Trust
has currently determined that the Administrator shall receive no compensation from the Trust or the Funds in respect of the services to be rendered and the facilities to be provided by the Administrator under this Agreement. If the Board of Trustees determines that the Trust or a Fund should in the future compensate the Administrator for such services and facilities, such compen sation shall be set forth in a new agreement or in an amendment to this Agreement to be entered into by the parties hereto.

         4. Other Interests. It is understood that the Trustees and officers of the Trust and shareholders of the Funds are or may be or become interested in the Administrator as directors, officers, employees, shareholders or otherwise and that directors, officers, employees and shareholders of the Administrator are or may be or become similarly interested in the Funds, and that the Administrator may be or become interested in the Funds as shareholder or otherwise. It is also understood that directors, officers, employees and shareholders of the Administrator may be or become interested (as directors, trustees, officers, employees, stockholders or otherwise) in other companies or entities (includ ing, without limitation, other investment companies) which the Administrator may organize, sponsor or acquire, or with which it may merge or consolidate, and which may include the words "Standish, Ayer & Wood" or any combination or derivation thereof as part of their name, and that the Administrator or its affiliates may enter into advisory or management or administration agreements or other contracts or relationships with such other companies or entities.

         5. Administrator's Services Not Exclusive. The services of the Administrator to the Trust and the Funds are not to be deemed to be exclusive, the Administrator being free to render services to others and engage in other business activities.

         6. Sub-Administrators. The Administrator may employ one or more sub-administrators from time to time to perform such of the acts and services of the Administrator and upon such terms and conditions as may be agreed upon between the Administrator and such sub-administrators and approved by the Board of Trustees of the Trust.

         7. Duration and Termination of this Agreement. This Agreement shall become effective on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effect for two years from the date hereof and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance is approved annually
(i) by the Board of Trustees of the Trust and (ii) by the vote of a majority of those Trustees of the Trust who are not interested persons of the Administrator or the Trust.




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         Either party hereto may, at any time on at least sixty (60) days' prior written notice to the other, terminate this Agreement without the payment of any penalty, by action of Board of Trustees of the Trust or the Board of Trustees of
the  Administrator,   as  the  case  may  be.  This  Agreement  shall  terminate automatically in the event of its assignment.

         8. Amendments of the Agreement. This Agreement may be amended by a writing signed by both parties hereto, provided that no amendment to this Agreement shall be effective until approved by the (i) vote of a majority of those Trustees of the Trust who are not interested persons of the Administrator or the Trust, and (ii) vote of the entire Board of Trustees of the Trust.

         9. Limitation of Liability of Fund and Administrator. The Administrator shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by the Administrator of its obligations and duties under this Agreement. Any person, even though also employed by the Administrator, who may be or become an employee of and paid by the Trust shall be deemed, when acting within the scope of his or her employment by the Trust, to be acting in such employment solely for the Trust and not as its employee or agent. It is understood and expressly stipulated that none of the Trustees, officers, agents or shareholders of the Trust shall be personally liable hereunder. None of the trustees, officers, agents or shareholders of the Trust assume any personal liability for obligations entered into on behalf of the Trust. All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust. No Fund shall be liable for any claims against any other Fund or any other series of the Trust.

         10. Name of the Trust. The Trust hereby agrees that in the event that neither the Administrator nor any of its affiliates acts as the administrator or investment adviser to the Trust, the name of the Trust and the Fund will be changed to one that does not contain the name "Standish, Ayer & Wood" or otherwise suggest an affiliation with the Administrator.

         11. Certain Definitions. The terms "assignment" and "interested persons" when used herein shall have the respective meanings specified in the Investment Company Act of 1940, as amended, as now in effect or as hereafter amended subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.




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         12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.


                                                     STANDISH,   AYER   &   WOOD
                                                     INVESTMENT  TRUST on behalf
                                                     of  each   of  its   series
                                                     listed on Exhibit A hereto



                                             By:________________________________
                                             Its:_______________________________



                                                     STANDISH, AYER & WOOD, INC.



                                             By:________________________________
                                             Its:_______________________________







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                                                                      EXHIBIT A



                                      FUNDS
                                      -----

                  Standish Equity Fund
                  Standish Global Fixed Income Fund
                  Standish Fixed Income Fund
                  Standish Small Capitalization Equity Fund





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